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                                                                    EXHIBIT 5(b)


                    Skadden, Arps, Slate, Meagher & Flom LLP
                                919 Third Avenue
                            New York, New York 10022


                                                                December 1, 1997

Salomon Smith Barney Holdings Inc.
388 Greenwich Street
New York, NY  10013

SSBH Capital I
SSBH Capital II
SSBH Capital III
SSBH Capital IV
c/o Salomon Smith Barney Holdings Inc.
388 Greenwich Street
New York, New York  10013

                  Re:      Salomon Smith Barney Holdings Inc.
                           SSBH Capital I
                           SSBH Capital II
                           SSBH Capital III
                           SSBH Capital IV
                           Registration Statement on Form S-3

Ladies and Gentlemen:

         We have acted as special counsel to (1) SSBH Capital I, SSBH Capital II, SSBH Capital III and SSBH Capital IV (each, an "SSBH Trust" and, together, the "SSBH Trusts"), each a statutory business trust formed under the laws of the State of Delaware, and (2) Salomon Smith Barney Holdings Inc. (the "Company"), a corporation organized under the laws of the State of Delaware, in connection with the preparation of a Registration Statement on Form S-3 (File No. 333-38931) (the "Registration Statement") filed by the Company and the SSBH Trusts with the Securities and Exchange Commission (the "Commission"). The Registration Statement relates to the issuance and sale from time to time, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act of 1933, as amended (the "Securities Act"), of, among other things, the following securities
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Salomon Smith Barney Holdings Inc.
SSBH Capital I
SSBH Capital II
SSBH Capital III
SSBH Capital IV
December 1, 1997
Page 2


with an aggregate public offering price of up to $11,710,346,786: (i) preferred securities (the "Trust Preferred Securities") of each of the SSBH Trusts and
(ii) unsecured junior subordinated debt securities (the "Junior Subordinated Debt Securities") of the Company which are to be issued pursuant to an indenture (the "Indenture"), between the Company and The Chase Manhattan Bank, as debt trustee (the "Debt Trustee"). The Trust Preferred Securities and Junior Subordinated Debt Securities are collectively referred to herein as the "Offered Securities."


         The Trust Preferred Securities of each SSBH Trust are to be issued pursuant to the Amended and Restated Declaration of Trust of such SSBH Trust (each, a "Declaration" and, collectively, the "Declarations"), each such Declaration being among the Company, as sponsor and as the issuer of the Junior Subordinated Debt Securities to be held by the Property Trustee (as defined below) of such SSBH Trust, Chase Manhattan Bank Delaware, as Delaware trustee (the "Delaware Trustee"), The Chase Manhattan Bank, as property trustee (the "Property Trustee"), and Charles W. Scharf and Michael J. Day, as regular trustees (together, the "Regular Trustees").

         This opinion is being delivered in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Act.

         In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement; (ii) the form of Prospectus and Prospectus Supplement relating to the Trust Preferred Securities included in the Registration Statement (collectively, the "Prospectus"); (iii) the certificate of trust of each of (A) SBH Capital I, SBH Capital II and SBH Capital III (the "1996 Certificates of Trust") filed with the Secretary of State of the State of Delaware on December 19, 1996 and (B) the certificate of trust of SSBH Capital IV filed

Salomon Smith Barney Holdings Inc.
SSBH Capital I
SSBH Capital II
SSBH Capital III
SSBH Capital IV
December 1, 1997
Page 3


with the Secretary of State of the State of Delaware on October 24, 1997 (the "1997 Certificate of Trust"); (iv) the certificate of amendment of each of the 1996 Certificates of Trust changing the names of SBH Capital I, SBH Capital II, and SBH Capital III to, respectively, SSBH Capital I, SSBH Capital II and SSBH Capital III (as amended, and together with the 1997 Certificate of Trust, the "Certificates of Trust") (v) the form of the Declaration of each of the SSBH Trusts (including the designations of the terms of the Trust Preferred Securities of such SSBH Trust annexed thereto); (vi) the form of the Trust Preferred Securities of each of the SSBH Trusts; (vii) the form of the preferred securities guarantee agreement (the "Preferred Securities Guarantee"), between the Company and The Chase Manhattan Bank, as guarantee trustee (the "Preferred Securities Guarantee Trustee"); (viii) the form of the Junior Subordinated Debt Securities; (ix) the form of the Indenture; (x) the Amended and Restated Certificate of Incorporation of the Company, as amended to date; (xi) the By-laws of the Company as currently in effect; and (xii) certain resolutions adopted by the Board of Directors of the Company (the "Board of Directors"). We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.


         In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies. In making our examination of documents executed or to be executed by parties other than the Company and the SSBH Trusts, we have assumed that such parties had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and that, except to the extent set forth in paragraphs (2) and (3) below, such
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Salomon Smith Barney Holdings Inc.
SSBH Capital I
SSBH Capital II
SSBH Capital III
SSBH Capital IV
December 1, 1997
Page 4

documents constitute or will constitute valid and binding obligations of such parties. In addition, we have assumed that the Declaration of each SSBH Trust, the Preferred Securities of each SSBH Trust, the Preferred Securities Guarantee, the Junior Subordinated Debt Securities and the Indenture, when executed, will be executed in substantially the form reviewed by us and that the terms of the Junior Subordinated Debt Securities when established in conformity with the Indenture will not violate any applicable law. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers, trustees and other representatives of the Company, the SSBH Trusts and others.

         Members of our firm are admitted to the bar in the States of New York and Delaware and we do not express any opinion as to the laws of any other jurisdiction.

         Based on and subject to the foregoing and to the other qualifications and limitations set forth herein, we are of the opinion that:

         1. With respect to the Trust Preferred Securities of each SSBH Trust (the "Offered Trust Preferred Securities"), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act; (ii) the Prospectus has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder; (iii) the Declaration of such SSBH Trust is duly executed and delivered by the parties thereto; (iv) the terms of the Offered Trust Preferred Securities have been established in accordance with the Declaration; (v) the Offered Trust Preferred Securities have been issued and executed in accordance with the Declaration and paid for as set forth in the Prospectus; and (vi) if the Offered Trust Preferred Securities are to be sold pursuant to a firm
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Salomon Smith Barney Holdings Inc.
SSBH Capital I
SSBH Capital II
SSBH Capital III
SSBH Capital IV
December 1, 1997
Page 5

commitment underwritten offering, the underwriting agreement with respect to the Offered Trust Preferred Securities has been duly authorized, executed and delivered by the Company and the other parties thereto, (1) the Offered Trust Preferred Securities will be duly authorized for issuance and will be validly issued, fully paid and nonassessable, representing undivided beneficial interests in the assets of such SSBH Trust and (2) the holders of the Offered Trust Preferred Securities will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware. We bring to your attention, however, that the holders of the Offered Trust Preferred Securities may be obligated, pursuant to the Declaration of such SSBH Trust, to (i) provide indemnity and/or security in connection with and pay taxes or governmental charges arising from transfers of Trust Preferred Securities and (ii) provide security and indemnity in connection with the requests of or directions to the Property Trustee of such SSBH Trust to exercise its rights and powers under the Declaration of such SSBH Trust.

         2. The Preferred Securities Guarantee, when duly executed and delivered by the parties thereto, will be a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except to the extent that (a) enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

         3. With respect to any series of the Junior Subordinated Debt Securities (the "Offered Debt Securities"), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act;
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Salomon Smith Barney Holdings Inc.
SSBH Capital I
SSBH Capital II
SSBH Capital III
SSBH Capital IV
December 1, 1997
Page 6

(ii) the Prospectus has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder; (iii) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Offered Debt Securities and related matters; (iv) the terms of the Offered Debt Securities have been established in conformity with the Indenture; (v) the Indenture has been duly authorized, executed and delivered; and (vi) the Offered Debt Securities are duly executed, delivered, authenticated and issued in accordance with the Indenture and delivered and paid for as set forth in the Prospectus, the Offered Debt Securities will be valid and binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other similar laws now or hereafter in effect relating to creditors' rights generally and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

         In rendering the opinions set forth in paragraphs 2 and 3 above, we have assumed that the execution and delivery by the Company of the Indenture, the Preferred Securities Guarantee and the Junior Subordinated Debt Securities and the performance of its obligations thereunder do not and will not violate, conflict with or constitute a default under (i) any agreement or instrument to which the Company or any of its properties is subject (except that we do not make the assumption set forth in this clause (i) with respect to the Company's Certificate of Incorporation or By-laws), (ii) any law, rule, or regulation to which the Company or any of its properties is subject (except that we do not make the assumption set forth in this clause (ii) with respect to the Delaware General Corporation Law and those laws,
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Salomon Smith Barney Holdings Inc.
SSBH Capital I
SSBH Capital II
SSBH Capital III
SSBH Capital IV
December 1, 1997
Page 7

rules and regulations (other than securities and antifraud laws) of the States of Delaware and New York which, in our experience, are normally applicable to transactions of the type contemplated by the Indenture, the Preferred Securities Guarantee and the Junior Subordinated Debt Securities, but without our having made any special investigation concerning any other laws, rules or regulations),
(iii) any judicial or regulatory order or decree of any governmental authority or (iv) any consent, approval, license, authorization or validation of, or filing, recording or registration with any governmental authority.

         We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also hereby consent to the use of our name under the heading "Legal Matters" in the prospectuses which form a part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under
Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated and we disclaim any undertaking to advise you of the facts stated or assumed herein or any subsequent changes in applicable law.


                                        Very truly yours,

                                       /s/ Skadden, Arps, Slate, Meagher
                                            & Flom LLP